UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 17, 2008

(Date of Report)

October 13, 2008

(Date of earliest event reported)

INTERNATIONAL PAPER COMPANY

(Exact name of registrant as specified in its charter)

NEW YORK	1-3157	13-0872805
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 Poplar Avenue

Memphis, Tennessee 38197

(Address and zip code of principal executive offices)

(901) 419-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Administrative Changes to Change of Control Agreement

On October 14, 2008, the Board of Directors (the “Board”) of International Paper Company (the “Company”) approved a revised Tier I form of change of control (“COC”) agreement, which covers the Company’s senior executive officers, including the chief executive officer. The Tier II form of agreement, which covers vice presidents who are current participants in the COC program, was approved by the Management Development and Compensation Committee (“MDCC”) of the Board on October 13, 2008.

The Company revised the Tier I and Tier II form of agreement to conform the agreements with Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”), and to make certain other administrative changes. In addition, a change was made to the definition of “Change of Control,” as described in detail below.

Under the form of COC agreement adopted in 2005 (the “2005 COC Agreement”), one event that triggers a “Change of Control” occurs when any “person” or “group” (as defined under the Securities Exchange Act of 1934) becomes the beneficial owner, directly or indirectly, of the Company’s voting stock representing 20% or more of the voting power of the Company’s outstanding voting stock. Under the revised form of agreement (the “2008 COC Agreement”), the beneficial ownership threshold has been increased to 30%. This revision is in line with market practice, which shows a trend toward higher thresholds within Fortune 100 companies, and is appropriate in light of the Company’s concentrated shareowner base. All other provisions of the Change of Control definition remain substantially the same.

None of the changes will increase the aggregate payments to participants in the COC program in the event of a change of control. Accordingly, these changes are consistent with our Board Policy on Change of Control Agreements, adopted on October 11, 2005, and do not require approval of our shareowners.

Copies of the updated change of control agreements (Tier I and Tier II) are attached hereto as Exhibits 10.1 and 10.2.

Conforming Changes to SERP and LTICP

On October 13, 2008, the MDCC amended the definition of “Change of Control” in the International Paper Company Unfunded Supplemental Retirement Plan for Senior Managers (“SERP”) and the International Paper Company Long-Term Incentive Compensation Plan (“LTICP”) to conform the definition as described above under our 2008 COC Agreement.

Copies of the amendments to the SERP and LTICP that revise the definition of “Change of Control” are attached hereto as Exhibits 10.3 and 10.4.

Vesting of Senior Officers in SERP

On October 14, 2008, the Board amended the definitions of “Vesting Date” and “Retirement Date” for participants who joined the SERP prior to July 1, 2004 (referred to as “Formula A participants”). Prior to the amendment, Formula A participants vested in the SERP at the earlier of (i) age 62 with five (5) years of service, or (ii) age 61 with 20 years of service. Formula A participants will now vest at age 55 with five (5) years of service. In addition, the definition of “Retirement Date” was amended to provide that Formula A participants will be eligible to receive payment of benefits at the earlier of (i) age 55 with ten (10) years of service, or (ii) age 65 with five (5) years of service.

These changes were made to conform the definitions of Vesting Date and Retirement Date under Formula A to the definitions that apply to participants who joined the SERP after July 1, 2004, whose benefits are calculated under Formula B or Formula C. The amendments were approved prior to December 31, 2008, in order to comply with Section 409A.

Several of the Company’s named executive officers, including the chief executive officer, participate in SERP Formula A. A more detailed description of the Company’s SERP may be found in our 2008 Proxy Statement filed with the Securities and Exchange Commission on April 8, 2008.

A copy of the amendment to the SERP described above is attached hereto as Exhibit 10.5.

Item 9.01.     Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1	Form of Change of Control Agreement – Tier I.

Exhibit 10.2	Form of Change of Control Agreement – Tier II.

Exhibit 10.3	Amendment No. 1 to Unfunded Supplemental Retirement Plan for Senior Managers.

Exhibit 10.4	Amendment No. 2 to Long-Term Incentive Compensation Plan.

Exhibit 10.5	Amendment No. 2 to Unfunded Supplemental Retirement Plan for Senior Managers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL PAPER COMPANY (Registrant)

By:	/s/ Maura Abeln Smith
Name: Maura Abeln Smith Title: Senior Vice President, General Counsel and Corporate Secretary

Date: October 17, 2008

EXHIBIT INDEX

Exhibit 10.1	Form of Change of Control Agreement – Tier I.

Exhibit 10.2	Form of Change of Control Agreement – Tier II.

Exhibit 10.3	Amendment No. 1 to Unfunded Supplemental Retirement Plan for Senior Managers.

Exhibit 10.4	Amendment No. 2 to Long-Term Incentive Compensation Plan.

Exhibit 10.5	Amendment No. 2 to Unfunded Supplemental Retirement Plan for Senior Managers.